                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933


                          STONE & WEBSTER, INCORPORATED
             (Exact name of registrant as specified in its charter)

            Delaware                                    13-5416910
 (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                    Identification No.)

                 245 Summer Street, Boston, Massachusetts 02210
          (Address of principal executive offices, including Zip Code)

       STONE & WEBSTER, INCORPORATED LONG-TERM INCENTIVE COMPENSATION PLAN
                            (Full title of the Plan)


                              JAMES P. JONES, ESQ.
                  Vice President, Secretary and General Counsel
                          Stone & Webster, Incorporated
                                245 Summer Street
                           Boston, Massachusetts 02210
                     (Name and address of agent for service)

                                 (617) 589-5111
           Telephone number, including area code, of agent for service


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
           Title of                                              Proposed                 Proposed
         each class of                    Amount                 maximum                  maximum                Amount of
         securities to                    to be               offering price             aggregate             registration
         be registered                registered (1)          per share (2)          offering price (2)             fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00         980,777 shares              $31.31               $30,708,127.87            $8,536.86
per share
--------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become deliverable as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the Plan.

(2) Determined pursuant to Rule 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee and based upon the average of the high and low prices of the Common Stock on February 1, 1999 as reported in the consolidated reporting system.

                                     PART II

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents, descriptions, amendments and reports filed with the Securities and Exchange Commission (the "Commission") by Stone & Webster, Incorporated ("Stone & Webster" or the "Company") are incorporated by reference into this Registration Statement:

                  (a) Stone & Webster's Annual Report on Form 10-K for the year ended December 31, 1997;

                  (b) All other reports filed by Stone & Webster pursuant to
           Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act "), since December 31, 1997; and

                  (c) The description of the Company's Common Stock contained in the Company's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by Stone & Webster pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant hereto have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           The consolidated financial statements and the financial statement schedule of the Company and its Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Registration Statement, have been incorporated herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing. Such firm has not been and will not receive compensation or an interest, and is not connected with the registrant or any of its subsidiaries in the manner described in the instructions to this item.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the Delaware General Corporation Law (the "DGCL") grants the Company the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Company where the person involved is adjudged to be liable to the Company except to the extent approved by a court.

           Paragraph 14 of Article Sixth of the Company's Restated Certificate of Incorporation as amended (the "Restated Certificate") provides that the Company shall indemnify each director, officer, employee and agent of the Company, his or her, heirs, executors, administrators and all other persons whom the Company is authorized to indemnify under the provisions of the DGCL, to the fullest extent permitted by law, (a) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), or in connection with any appeal therein or otherwise, and (b) against all expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the Company, or in connection with any appeal therein, or otherwise.

           Pursuant to Section 102(b)(7) of the DGCL, Paragraph 15 of Article Sixth of the Company's Restated Certificate eliminates a director's personal liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, the unlawful payment of dividends or repurchase of stock, or a transaction from which the director derived an improper personal benefit.

           The Company has purchased from the American International Group a Directors and Officers Liability and Company Reimbursement policy under which the directors and officers of the Company and its subsidiaries are insured against loss arising from any claim made against them by reason of any wrongful act in their respective capacities as directors and officers.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not Applicable.

ITEM 8.     EXHIBITS

4.1 Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3(i) to the Company's Registration Statement on Form S-4 (File No. 333-57961) filed with the Commission on June 29, 1998, is incorporated by reference.

4.2 By-laws of the Company, as amended, filed as Exhibit 3(ii) to the Company's Registration Statement on Form S-4 (File No. 333-57961) filed with the Commission on June 29, 1998, is incorporated by reference.

4.3 Rights Agreement, dated as of August 15, 1996, between Stone & Webster, Incorporated and ChaseMellon Shareholder Services, L.L.C., filed as Exhibit 1.1 to the Company's Registration Statement on Form 8-A filed with the Commission on August 16, 1996, is incorporated by reference.

4.4 Stone & Webster, Incorporated Long-Term Incentive Compensation Plan, amended as of May 14, 1998.

5          Opinion of Coudert Brothers.

23         Consent of PricewaterhouseCoopers LLP.

24         Powers of Attorney (included on the signature page hereof).


ITEM 9.     UNDERTAKINGS

           The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS, ON FEBRUARY 5, 1999.

                                       STONE & WEBSTER, INCORPORATED


                                       By:       /s/ Thomas L. Langford
                                                -------------------------------
                                                Thomas L. Langford
                                                Executive Vice President


                                POWER OF ATTORNEY

      We, the undersigned officers and directors of Stone & Webster, Incorporated, hereby severally constitute and appoint H. Kerner Smith and James
P. Jones, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

         Signature                                          Title                               Date
         ---------                                          -----                               ----
 /s/ H. Kerner Smith               Chairman, President and Chief Executive              February 5, 1999
----------------------------       Officer & Director (Principal Executive Officer)     ----------------
H. Kerner Smith

 /s/ Thomas L. Langford            Executive Vice President                             February 5, 1999
----------------------------       (Principal Financial Officer)                        ----------------
Thomas L. Langford

 /s/ Daniel P. Levy                Vice President & Controller                          February 5, 1999
----------------------------       (Principal Accounting Officer)                       ----------------
Daniel P. Levy

 /s/ Donna F. Bethell              Director                                             February 5, 1999
----------------------------                                                            -----------------
Donna F. Bethell

                                   Director
----------------------------                                                            -----------------
Frank J. A. Cilluffo

 /s/ Kent F. Hansen                Director                                             February 5, 1999
----------------------------                                                            ----------------
Kent F. Hansen

 /s/ Elvin R. Heiberg III          Director                                             February 5, 1999
----------------------------                                                            ----------------
Elvin R. Heiberg III

 /s/ David N. McCammon             Director                                             February 5, 1999
----------------------------                                                            ----------------
David N. McCammon

 /s/ J. Angus McKee                Director                                             February 5, 1999
----------------------------                                                            ----------------
J. Angus McKee

 /s/ John P. Merrill, Jr.          Director                                             February 5, 1999
----------------------------                                                            ----------------
John P. Merrill, Jr.

 /s/ Bernard W. Reznicek           Director                                             February 5, 1999
----------------------------                                                            ----------------
Bernard W. Reznicek

                                   Director
----------------------------                                                            ----------------
Peter M. Wood

                                  EXHIBIT INDEX


       Exhibit                                                                                         Sequentially
        Number                                                                                         Numbered Page
         4.1             Restated Certificate of Incorporation of the Company, as
                         amended, filed as Exhibit 3(i) to the Company's
                         Registration Statement on Form S-4 (File No. 333-57961)
                         filed with the Commission on June 29, 1998, is
                         incorporated by reference.

         4.2             By-laws of the Company, as amended, filed as Exhibit 3(ii)
                         to the Company's Registration Statement on Form S-4 (File
                         No. 333-57961) filed with the Commission on June 29,
                         1998, is incorporated by reference.

         4.3             Rights Agreement, dated as of August 15, 1996, between
                         Stone & Webster, Incorporated and ChaseMellon
                         Shareholder Services, L.L.C., filed as Exhibit 1.1 to the
                         Company's Registration Statement on Form 8-A filed with the Commission on August 16, 1996, is incorporated by reference.

         4.4             Stone & Webster, Incorporated Long-Term Incentive
                         Compensation Plan, amended as of May 14, 1998.

          5               Opinion of Coudert Brothers.

          23             Consent of PricewaterhouseCoopers LLP.

          24             Powers of Attorney (included on the signature page hereof).